UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

January 9, 2007
Date of Report (Date of earliest event reported)

ICP SOLAR TECHNOLOGIES INC.
(Exact name of registrant as specified in its charter)

NEVADA	000-51790	20-0643604
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation)

7075 Place Robert-Joncas
Montreal, Quebec	H4M 2Z2
(Address of principal executive offices)	(Zip Code)

(514) 270-5770
Registrant's telephone number, including area code

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

□        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02           DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS; COMPENSATORY ARRANGEMENT OF CERTAIN OFFICERS

Effective January 9, 2007, Joel Cohen has resigned as Chief Financial Officer of ICP Solar Technologies Inc. (the "Company"). There was no disagreement between Mr. Cohen and the Company regarding any matter relating to the Company’s operations, policies or practices. On January 9, 2007, the Company announced via press release the appointment of Leon Assayag as its new Chief Financial Officer. The following is a brief biographical description of the recently appointed Officer.

Leon Assayag

As CFO, Mr. Assayag brings to ICP Solar more than 20 years of diverse financial and business experience. Most recently he has served as Chief Financial Officer, Director and Secretary of the Board for Noveko International Inc., a holding company listed on the Canadian TSX-Venture Exchange. A Chartered Accountant by profession, he holds a graduate diploma and a B.Com. from McGill University.

The full text of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01             Financial Statements and Exhibits.

(c) Exhibits.

Exhibit No.         Description

        99.1              Press Release issued by ICP Solar Technologies Inc. dated January 9, 2007 regarding the appointment of its new Chief Financial Officer.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ICP SOLAR TECHNOLOGIES INC.

Date: January 10, 2007
	By:	/s/ Sass Peress
SASS PERESS
President, Chief Executive Officer and Chairman